Exhibit 99.1

INDUSTRIAL LIFT TRUCK AND EQUIPMENT, INC

FINANCIAL STATEMENTS

DECEMBER 31, 2007

INDEPENDENT AUDITORS’ REPORT

To the Stockholder

Industrial Lift Truck and Equipment, Inc.

Lafayette, Louisiana:

We have audited the accompanying balance sheet of Industrial Lift Truck and Equipment, Inc. (a Louisiana corporation) (the Company) and the related statements of operation and cash flows as of and for the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following paragraph, we conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We did not observe the physical inventory (stated at $1,349,144) taken as of December 31, 2006, since this date was prior to our initial engagement as auditors for the Company, and the Company’s records do not permit adequate retroactive tests of those inventory quantities.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 2007.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Industrial Lift Truck and Equipment, Inc. as of December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ POSTLETHWAITE & NETTERVILLE

Metairie, Louisiana

June 30, 2008

INDUSTRIAL LIFT TRUCK & EQUIPMENT, INC.

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
CURRENT ASSETS
Cash	$2,535,540
Receivables - trade	1,754,473
Inventory	443,538

Total current assets	4,733,551

PROPERTY AND EQUIPMENT
Land and improvements	256,273
Building and land improvements	187,224
Machinery and equipment	13,349,852
Furniture, fixtures and office equipment	1,486,379

15,279,728
LESS ACCUMULATED DEPRECIATION	(7,024,551)

PROPERTY AND EQUIPMENT, NET	8,255,177

TOTAL	$12,988,728

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of capital leases	$797,106
Accounts payable and accrued expenses	996,263

Total current liabilities	1,793,369

DEFERRED TAX LIABILITY, NET OF CURRENT PORTION	651,984
CAPITAL LEASES, NET OF CURRENT PORTION	291,370

TOTAL LIABILITIES	2,736,723

STOCKHOLDER’S EQUITY
Capital stock	10,000
Retained earnings	10,242,005

10,252,005

TOTAL	$12,988,728

The accompanying notes are an integral part of this statement.

INDUSTRIAL LIFT TRUCK & EQUIPMENT, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

REVENUE
Sales and services	$13,829,365
Cost of goods sold	2,897,536

Gross profit	10,931,829

OPERATING EXPENSES
Advertising	10,877
Depreciation	2,619,594
Freight	75,978
Insurance	474,282
Meals and entertainment	34,526
Miscellaneous	47,217
Office and linen, laundry and uniforms	70,297
Payroll taxes	149,242
Pension and profit sharing expense	100,082
Professional fees	48,998
Rent	170,000
Repairs and maintenance	564,878
Salaries	1,849,097
Supplies	74,102
Taxes and licenses	47,505
Trucking	453,270
Utilities and telephone	46,586

Total operating expenses	6,836,534

INCOME FROM OPERATIONS	4,095,295
OTHER INCOME (EXPENSE)
Interest income	73,542
Interest expense	(116,228)

NET INCOME BEFORE INCOME TAXES	4,052,608
INCOME TAXES	1,544,781

NET INCOME	2,507,827
RETAINED EARNINGS
Beginning of the year	7,957,197
Dividend	(223,019)

End of the year	$10,242,005

The accompanying notes are an integral part of this statement.

INDUSTRIAL LIFT TRUCK & EQUIPMENT, INC.

STATEMENT OF CASH FLOW

YEAR ENDED DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,507,827
Adjustments to reconcile net income to net cashprovided by operating activities:
Depreciation	2,619,594
Deferred taxes	380,152
Disposal of property and equipment	366,451
Changes in operating assets and liabilities:
Accounts and other receivable	51,483
Inventory	905,606
Accounts payable and accrued expenses	496,904

Net cash provided by operating activities	7,328,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,336,524)

Net cash used in investing activities	(4,336,524)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term obligations	(682,592)

Net cash used in financing activities	(682,592)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,308,901
CASH AND CASH EQUIVALENTS-BEGINNING OF YEAR	226,639

CASH AND CASH EQUIVALENTS-END OF YEAR	$2,535,540

SUPPLEMENTAL DISCLOSURE OF CASH ACTIVITIES
Cash paid for interest	$116,228

Cash paid for income taxes	$548,908

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
During 2007, the Company issued a non cash dividend to its stockholder in the amount of $223,019.

The accompanying notes are an integral part of this statement.

INDUSTRIAL LIFT TRUCK AND EQUIPMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1.	Summary of Operations and Significant Accounting Policies

Operations

Industrial Lift Truck and Equipment, Inc. (the Company) provides sales, services, and rentals of forklifts in Louisiana and in Texas. The Company’s operations consist of rentals and sales of forklifts, selling of parts, and performing warranty and repair services on equipment that was sold to customers. The Company’s customers are energy services companies and other forklift and equipment companies. In the area in which the Company is located, there are many other companies that provide sales, services, and rentals of forklifts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade Receivables

Trade accounts receivable are recorded at net realizable value and do not bear interest. The Company performs periodic credit evaluations on the financial condition of its customers, primarily companies in the oil and gas industry, and generally does not require collateral. As of December 31, 2007, all accounts were considered collectible; therefore, no allowance for uncollectible accounts has been established. Receivables are closely monitored by management during the period and all accounts considered to be uncollectible are written-off.

Inventory

Inventory is stated at the lower of cost or market.

INDUSTRIAL LIFT TRUCK AND EQUIPMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 5 to 15 years. Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value.

Revenues

Revenue is recognized when services or equipment are provided. The Company’s rental forklifts can be rented on a day rate basis and revenue from the sale of equipment is recognized when the equipment is sold or delivered.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS No. 109), “Accounting for Income Taxes.” FAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts are measured by tax laws.

The Company files federal and state income tax returns on a calendar year basis.

Cash and Cash Equivalents

For the purpose of presentation in the statements of cash flows, cash and cash equivalents is defined as cash, interest-bearing deposits and noninterest-bearing demand deposits at financial institutions with maturities less than one year.

2.	Related Party Transactions

The Company pays rent on the building to its stockholder. Total rental expense related to this in 2007 was $170,000.

INDUSTRIAL LIFT TRUCK AND EQUIPMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

3.	Major Customers

During 2007, approximately 38% of the Company’s revenue was derived from two customers.

4.	Capital Leases

The Company has three 36 month capital leases to finance equipment purchases with interest rates ranging from 8.25% to 9.25%. Combined monthly payments total $65,552. These leases were assumed by the purchaser of the Company (see note 6). The leases were secured by the related equipment.

5.	Income Taxes

The provision for income taxes of $1,544,781 consists of current tax expense of $1,164,629 and deferred tax expense of $380,152. The actual rate of 38% approximates the combined statutory federal and state rates.

The net deferred tax liability of $768,598, of which $651,984 is classified as a long-term liability in the accompanying balance sheet, consists primarily of temporary differences related to the recognition of depreciation of $651,984 and income related items that have not been taxed of approximately $222,888, offset by expenses that have not deducted for tax purposes of approximately $106,274.

6.	Subsequent Events

The Company was purchased from Omni Energy Services, Corp on April 24, 2008.